As Filed with the Securities and Exchange Commission May 30, 2006

Registration No.: 333-132107

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form SB-2/Pre-Effective Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Somebox, Inc.

54 Ludlow Street, 4th Floor

New York, NY 10002

646-244-4021

(Address and telephone number of principal executive offices)

Jeremy Seitz

Somebox, Inc.

54 Ludlow Street, 4th Floor

New York, NY 10002

646-244-4021

(Name, address and telephone number of agent for service)

Delaware	7370	58-2667713
(State or other jurisdiction of incorporation or organization)	Primary Industrial Classification	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

805 Third Avenue

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .0001 Par value per share	1,300,000 shares	$.01	$ 13,000	$1.53*

* Paid with initial filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

_____________________________

1

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in May 2005) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion  __, 2006

1,300,000 SHARES OF COMMONSTOCK

SOMEBOX, INC.

As of May 2 3 , 2006, we had 10,100,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,300,000 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and, although we have initiated steps to have our common stock quoted on the Over the Counter Bulletin Board maintained by NASD ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and our common stock may never trade in any market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2006.

PROSPECTUS SUMMARY

About Somebox, Inc.

Somebox provides Web hosting packages and development services that combine customized design, open source software and Web-based management tools. We offer a broad range of products and services, including shared and dedicated hosting services, e-commerce, application hosting, Web site development, marketing and optimization tools. For the twelve months ended November 30, 2005, one customer, Lighthouse for the Blind, represented approximately 62% of total revenues.  This customer does not have a contractual obligation to continue doing business with us. If this customer decreased or terminated its purchases from us, the impact would have a severely adverse effect on our operations and financial condition, and there are no assurances that we could replace the revenues from new sources of business.

Somebox, Inc. was incorporated as a limited liability company on April 28, 2003 in the state of Delaware. It converted into a C corporation in the state of Delaware on April 12, 2005. In May 2005 we sold 600,000 shares of our common stock in a private placement at $.001 per share to 39 individuals.  The price per share was determined by our board of directors so as to be slightly higher than the issuance price per share ($.0001) for our exchange of shares of common stock for all outstanding membership units of Somebox LLC in April 2005, at which time an aggregate of 9,500,000 shares. As of the date of the exchange, April 12, 2005, Somebox, LLC was in a negative capital position, and as such, no value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value of $950 and paid in capital was recorded as a negative amount, ($950).  In other words, no net value was assigned to these shares. The Company applied Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission, by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of April 12, 2005. Our president is selling 700,000 or approximately 54% of the 1,300,000 shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders.

We may refer to ourselves in this document as "Somebox," "we," or "us."

Our principal executive offices are located at 54 Ludlow Street, 4th Floor, New York, NY 10002, and our telephone number is 646-244-4021. Our website is located at www.somebox.com. The information disclosed on our website is not, and should not be considered, a part of this prospectus or the registration statement of which this prospectus is a part.

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of approximately 13% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,300,000 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

1.

Somebox has too limited of an operating history to permit investors to make reasonable evaluations based on our past history and performance.

Somebox was incorporated as a limited liability company in the State of Delaware in April 2003. We have insufficient operating history upon which an evaluation of our future performance and prospects can be made. Furthermore, our range of service offerings has changed since inception and our business model is still developing.  Somebox’s future prospects must be considered in light of the facts that plans of relatively new and underfunded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, any early success does not necessarily indicate the likelihood of ongoing or future success.

Somebox cannot be certain that our business strategy will be successful or that we will ever be able to maintain or significantly increase revenue generating activities. Furthermore, Somebox believes that it is probable that we will incur operating losses and negative cash flow for the foreseeable future.

2.

Somebox has limited financial resources and our auditors’ report on our financial statements at November 30, 2005 and for the year then ended indicates that there is significant uncertainty about our ability to continue as a going concern. Absent sufficient financial resources we will be unable to undertake programs designed to expand our business other than those indicated in this prospectus.

Somebox has limited financial resources and has not established a source of equity or debt financing. Our auditors expressed concerns about our ability to continue as a going concern in their report on our 2005 financial statements because as of November 30, 2005 we had a working capital deficit of $7,323 and a net stockholders’ deficit of $4,776. Somebox will require some financing to expand our business and implement our entire strategic plan. There can be no assurance that outside financing will be available or found. If Somebox is unable to obtain financing, it may not be able to maintain or expand revenue producing activities.

If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no Somebox officer, director, or affiliate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

3.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (25,000,000) but unissued (14,900,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Somebox because the shares may be issued to parties or entities committed to supporting existing management.

4.

Somebox is and will continue to be completely dependent on the services of its president Jeremy Seitz, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement its strategy.

Somebox’s operations and business strategy are completely dependent upon the knowledge and business contacts of Jeremy Seitz, our president.  He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.   We will fail without Mr. Seitz or an appropriate replacement(s).  We intend to acquire key-man life insurance on the life of Mr. Seitz naming us as the beneficiary when and if we obtain the resources to do so and Mr. Seitz remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

5.

We have two employees neither of whom have backgrounds in accounting or financial reporting. Mr. Seitz, our president and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements is dependent to a degree upon others.

Mr. Seitz, our president who holds several executive positions with us, including chief financial officer and principal accounting officer, has no meaningful accounting or financial reporting education or experience. Our treasurer also has no meaningful accounting experience or education. We will be heavily dependent on advisors and counsel. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis, which, assuming our securities as trading on the Over-The-Counter Bulletin Board, could lead to demotion to Pink Sheets if we do not file timely ’34 Act Reports on two occasions.

6.

We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services.

We depend and will continue to depend to a large extent on referrals for new engagements and opportunities from our clients and professionals who deal with us and, we will attempt to establish a reputation for high–caliber professional services and integrity in order to attract and retain clients and customers. As a result, if a client or customer is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

7.

Ours is a recurring-revenue subscriber business and as such the effects of a net loss of monthly recurring revenue are magnified.

Our business plan calls for a significant portion of our revenue to be derived from the monthly recurring charges or “MRC” incurred by owners of hosted websites. Accordingly, the termination of a single account paying $30.00 per month will affect revenue every month in the future. The loss of such a customer at the beginning of a fiscal year will result in a twelve-fold reduction in revenue for that fiscal year. Although reductions in MRC may be offset for a time by increases in revenue derived from one-time or non-recurring charges or consulting fees, the compounding effect of MRC losses will almost certainly eventually result in a meaningful reduction of reported revenue. Moreover, because of our relatively low percentage of variable costs, a concomitantly high percentage of the amount of revenue loss results in a loss of net income. There can be no assurance that our efforts to derive a significant percentage of revenue from hosting activities and to keep the level of MRC at optimal levels will be successful.

8.

We operate in a relatively new and evolving market with uncertain prospects for growth and may not be able to generate and sustain growth in our customer base.

The market for web hosting and applications hosting services for individuals and small-and-medium-sized businesses has only recently begun to develop and is evolving rapidly. Our future growth, if any, will depend upon:

•

the willingness of small-and-medium-sized businesses to purchase web and applications services,

•

our ability to increase or at least maintain our average monthly revenue per user (“ARPU”), and

•

our ability to retain our core customer base.

For the year ended November 30, 2005, our average monthly revenue per hosting customer account was less than $25.

If the industry fails to develop further or develops more slowly than expected, or if our services do not achieve broader market acceptance, we will not be able to grow our customer base. In addition, we must be able to differentiate ourselves from our competition through our service offerings and brand recognition. These activities may be more expensive than we anticipate, and we may not succeed in differentiating ourselves from our competitors, achieving market acceptance of our services, or selling additional services to our existing customer base.

9.

We face intense competition and may not be able to operate profitably in our markets.

The Web hosting and applications hosting markets are highly competitive, which could hinder our ability to successfully market our products and services. We may not have the resources, expertise or other competitive factors to compete successfully in the future. Because there are few substantial barriers to entry, we expect that we will face additional competition from existing competitors and new market entrants in the future. Many of our current and potential competitors have greater name recognition and more established relationships in the industry and greater resources. As a result, these competitors may be able to:

•

Develop and expand their network infrastructures and service offerings more rapidly;

•

Adapt to new or emerging technologies and changes in customer requirements more quickly; and

•

Devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

Current and potential competitors in the market include Web hosting service providers, applications hosting providers, Internet service providers, telecommunications companies, large information technology firms and computer hardware suppliers.

10.

We are vulnerable to system failures, which could harm our reputation, cause our customers to seek reimbursement for services, and cause our customers to seek another provider for services.

The systems that manage our service network must operate around the clock without interruption. We use servers and other equipment that are owned and operated by third parties. Our operations will depend upon the ability of these third parties to protect their network infrastructure and equipment against damage from human error, fire, earthquakes, hurricanes, floods, power loss, telecommunications failures, sabotage, intentional acts of vandalism and similar events. Although we have attempted to build redundancy into our service networks, we remain dependent on the quality of service and equipment provided by others. Any future interruptions could:

•

Cause customers or end users to seek damages for losses incurred;

•

Require us to add redundant equipment;

•

Damage our reputation for reliable service;

•

Cause existing customers to cancel their contracts; or

•

Make it more difficult for us to attract new customers.

11.

We are heavily dependent on a few customers. If we lost the business of these customers, our operations would be severely impacted.

For the twelve months ended November 30, 2005, one customer, Lighthouse for the Blind, represented approximately 62% of total revenues.  If this customer decreased or terminated its purchases from us, the impact would have a severely adverse effect on our operations and financial condition.  For the twelve months ended November 30, 2005 and 2004, a different company, Minds Island LLC, represented approximately 10% and 51%, respectively, of total revenues.  These customers do not have a contractual obligation to continue doing business with us. If we lost their business, there can be no assurances that we could replace the revenues from new sources of business.

12.

Providing services to customers with critical Web sites and Web-based applications could potentially expose us to lawsuits for customers’ lost profits or other damages.

Because our Web hosting and applications hosting services may be critical to some of our customers’ businesses, any significant interruption in those services could result in lost profits or other indirect or consequential damages to our customers, as well as negative publicity. Although the standard terms and conditions of our customer contracts disclaim liability for any such damages in amounts greater than fees collected from the customers, a customer could still bring a lawsuit against us claiming lost profits or other consequential damages as the result of a service interruption or other Web site or application problems that the customer may ascribe to us. A court might not enforce any limitations on our liability, and the outcome of any lawsuit would depend on the specific facts of the case and legal and policy considerations even if we believe that we would have meritorious defenses to any such claims. In such cases, we could be liable for substantial damage awards which we would lack the resources to pay.

13.

We could face liability for information distributed through our network.

The law relating to the liability of online services companies for information carried on or distributed through their networks is currently unsettled. Online services companies could be subject to claims under both United States and foreign law for defamation, negligence, copyright or trademark infringement, violation of securities laws or other theories based on the nature and content of the materials distributed through their networks. Several private lawsuits seeking to impose such liability upon other entities are currently pending against other companies. In addition, organizations and individuals have sent unsolicited commercial e-mails from servers hosted by service providers to massive numbers of people, typically to advertise products or services. This practice, known as “spamming,” can lead to complaints against service providers that enable such activities, particularly where recipients view the materials received as offensive. We may, in the future, receive letters from recipients of information transmitted by our customers objecting to such transmission. Although our Acceptable User Policy prohibits our customers from spamming, as well as conducting illegal activities or spreading obscene material and/or viruses, we cannot provide assurances that our customers will not engage in this practice, which could subject us to claims for damages. In addition, we may become subject to proposed legislation that would impose liability for or prohibit the transmission over the Internet of some types of information. Other countries may also enact legislation or take action that could impose liability on us or cause us not to be able to operate in those countries. The imposition upon us and other online services of potential liability for information carried on or distributed through our systems could require us to implement measures to reduce our exposure to this liability, which may require us to expend substantial resources, or to discontinue service offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals also could affect the rate of growth of Internet use.

14.

Our business operates in an uncertain legal environment where future government regulation and lawsuits could restrict our business or cause unexpected losses.

Because of the increasing popularity and use of the Internet, laws and regulations with respect to the Internet may be adopted at federal, state and local levels, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. We cannot fully predict the nature of future legislation and the manner in which government authorities may interpret and enforce such legislation. As a result, Somebox and our customers could be subject to potential liability under future legislation, which, in turn, could have a material adverse effect on our business. The adoption of any such laws or regulations might decrease the growth of the Internet which in turn could decrease the demand for our services, or increase the cost of doing business. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. Many of these laws pre-date the advent of the Internet and related technologies and, as a result, do not consider or address the unique issues of the Internet and related technologies.

15.

We may be adversely affected by a weak economy more quickly than companies in established industries are affected.

Engaging consultants is highly discretionary. If the economy is weak, companies may be unwilling or unable to undertake significant amounts of consulting work. If corporate demand for our services is weak, we may be unable to obtain profitable engagements.

16.

We use PayPal as our principal payment processor. If PayPal experiences operating problems, our cash flow may be seriously and adversely affected. If PayPal discontinues operations, our business model would be severely impacted.

PayPal is the largest business specializing in person-to-person online payments. It represents a fast, easy way to send cash to another person or entity without compromising personal information. PayPal is not a bank. It is a licensed money transmitter. As such it is considered a “nonbank financial institution” and is not regulated or insured as a bank. If PayPal ceased operations, funds due to us that have not been received may be lost. If PayPal experiences technical outages or delays, our business will be adversely affected because we may have problems collecting cash due to us.

PayPal has only a few competitors. Replacing PayPal would be difficult and require a long period of time, approximating months.

17.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

18.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have  obtained  a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Somebox and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.”

19.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

20.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

21.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

22.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over Somebox

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .0001 per share.

The specific terms of the preferred stock have not been determined, including:

•

designations;

•

preferences;

•

conversions rights;

•

cumulative, relative;

•

participating; and

•

optional or other rights, including:

o

voting rights;

o

qualifications;

o

limitations; or

o

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of Somebox or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

23.

All 1,300,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of this registration statement, of which this prospectus is a part. Significant sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,300,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of this registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

24.

The ability of our president to control our business may limit minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 87.1% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

25.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending November 30, 2007, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2007. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of November 30, 2007. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

26.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors (both through issuance of negotiated and agreed to number of restrictive shares of our common stock)  who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.  Additionally, our president has agreed to defer compensation otherwise payable to him so as to permit us to remain viable and further agreed to loan us amounts necessary to meet our expenses if sufficient revenues are not generated therefore to the extent that gross profits are insufficient to pay our costs and expenses.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when we have the financial resources to do so.  The written agreement between us and our president is filed as Exhibit 10.3a to our registration statement of which this prospectus is a part.

Somebox will pay all costs relating to this offering estimated at approximately $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Somebox until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within three months of the effective date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Somebox has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between Somebox, our president and our counsel (filed as Exhibit 10.2a to our registration statement of which this prospectus is a part) is binding upon all parties

27.

Our independent auditor, MantylaMCREYNOLDS LLC, is not licensed to practice in the State of New York and, therefore, it is possible that if MantylaMCREYNOLDS LLC does not become licensed in New York or if we do not retain an independent auditor that is licensed in the state of New York, we may incur liabilities from our shareholders and state regulators.

MantylaMCREYNOLDS LLC, our independent auditor, is not licensed in New York. It filed for licensing in New York on December 22, 2005 but is not currently licensed. Since our headquarters are located in New York, it is possible that we may need to retain another audit firm that is licensed in New York. If MantylaMCREYNOLDS LLC does not become licensed in New York or if we do not retain another independent auditor located in the State of New York to review and audit our financial statements, it is possible that we may face potential liability from shareholder suits and/or New York regulators based on our using an auditor firm that is not licensed in the state where we have our principal headquarters.

28.

During our early period of operations through December 31, 2004 , we experienced a high level of bad debts. If that trend continues, it would offset much of the benefit we would realize from increasing customer sales and could create a serious cash flow problem for us.

During our first two years of operations, we experienced a high level of bad debts principally from sources of revenue other than consulting. If that trend continues, it would offset much of the benefit we would realize from increasing customer sales and could create a serious cash flow problem for us. We have engaged consultants to assist us in this area and have increased the percentage of our revenue derived from consulting. However, there can be no assurances that we will reduce our level of bad debts significantly or on a consistent basis.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,300,000 of our 10,100,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

 From April 12, 2005, through May 1, 2005, 10,100,000 shares of common stock were issued to 40 individuals:

▪

On April 12, 2005, 9,500,000 shares were issued to our president.  These 9,500,000 shares were issued at $.0001 per share in exchange for all outstanding membership units of Somebox, LLC, in effect converting the Company from a limited liability company to a C corporation.

▪

An additional 600,000 shares were issued to 39 additional shareholders at $.001 per share for $600 in cash.  These stockholders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor either alone or with his/her purchaser representative(s), if any, represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom, or their respective representative, indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and Somebox has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Somebox.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same Investment Letter. A Form of that Investment Letter is filed as Exhibit 10.4 to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of May 23 , 2006, and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITY HOLDER	SHARES OWNED BEFORE OFFERING	SHARES BEING OFFERED	NUMBER AND PERCENTAGE OF SHARES TO BE OWNED AFTER OFFERING COMPLETED	RELATIONSHIP TO SOMEBOX OR AFFILIATES

Jeremy Seitz	9,500,000	700,000	8,800,000 87.1%	Chairman and president
Valentina Nakic	10,000	10,000	-0-	Director and spouse of Mr. Seitz
Anica Zajc	10,000	10,000	-0-	Aunt of Ms. Nakic
Stanislav Zajc	10,000	10,000	-0-	Uncle of Ms. Nakic
Stanislava Zajc	10,000	10,000	-0-	Cousin of Ms. Nakic
Igor Zajc	10,000	10,000	-0-	Cousin of Ms. Nakic
Cleopatra Zajc	10,000	10,000	-0-	Cousin of Ms. Nakic
Mileva Nakic-Bura	10,000	10,000	-0-	Mother of Ms. Nakic
Tomislav Nakic	10,000	10,000	-0-	Brother of Ms. Nakic
Valeria Francesevic	5,000	5,000	-0-	Cousin of Ms. Nakic
Miaden Francesevic	5,000	5,000	-0-	Cousin of Ms. Nakic
Antonio Francesevic	5,000	5,000	-0-	Cousin of Ms. Nakic
Petar Francesevic	5,000	5,000	-0-	Cousin of Ms. Nakic
Petar Bura	5,000	5,000	-0-	Uncle of Ms. Nakic
Ana Bura	5,000	5,000	-0-	Aunt of Ms. Nakic
Boris Bura	5,000	5,000	-0-	Cousin of Ms. Nakic
Monika Bura	5,000	5,000	-0-	Cousin of Ms. Nakic
Jennifer Dawson	5,000	5,000	-0-	Sister-in-law of Mr. Seitz
Matthew Seitz	10,000	10,000	-0-	Brother of Mr. Seitz
David Zoller	10,000	10,000	-0-	Father of Mr. Seitz
Gene Zoller	10,000	10,000	-0-	Stepmother of Mr. Seitz
Bettye Seitz	10,000	10,000	-0-	Mother of Mr. Seitz
William Seitz	10,000	10,000	-0-	Stepfather of Mr. Seitz
Richard Seitz	10,000	10,000	-0-	Stepbrother of Mr. Seitz
Bernadette Gilson	5,000	5,000	-0-	Business associate
Kyle G. Howland	10,000	10,000	-0-	Business associate
Sean Howland	5,000	5,000	-0-	Business associate
Eliza D. Howland	5,000	5,000	-0-	Minor child of Kyle Howland
Tess C. Howland	5,000	5,000	-0-	Minor child of Kyle Howland
James J. McTernan	10,000	10,000	-0-	Business associate
Sean McTernan	5,000	5,000	-0-	Business associate
Keith Barton	10,000	10,000	-0-	Business associate
Craig Barton	10,000	10,000	-0-	Business associate
Stephen B. Schneer	10,000	10,000	-0-	Business associate
Gary B. Wolff	300,000	300,000	-0-	Counsel to Somebox
Holly Bottega	10,000	10,000	-0-	Assistant to Gary B. Wolff
Nancy Molesworth	5,000	5,000	-0-	Business associate
Elizabeth A. Davison	10,000	10,000	-0-	Business associate
Brian Wolff	5,000	5,000	-0-	Business associate

Gail Morris Schoomer	10,000	10,000	-0-	Business associate

Total	10,100,000	1,300,000	8,800,000

*Percentage is only indicated if greater than 1%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Jeremy Seitz, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Seitz’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering approximately 7.4% of his shareholder interest, (700,000 shares out of his total holdings of 9,500,000 shares) in this offering (approximately 6.9% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or approximately 101,000 shares) of all outstanding Somebox shares every three months in accordance with Rule 144.  As an officer/control person of Somebox, Mr. Seitz may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in May 2005 for $.001 per share.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered.  Our outstanding shares were issued at $.0001 and $.001 per share in April and May 2005, respectively.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by stockholders.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While we have located a market maker that has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part, there can be no assurance as to whether such market maker’s application will be accepted by the NASD.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Somebox common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of Somebox.

The number of shares of Somebox common stock that could be sold by our stockholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,100,000 (i.e., 101,000 shares) each three (3) months by each Somebox shareholder. Based upon current ownership, the number of shares eligible would be 502,000 shares as follows: 101,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus and an aggregate of 401,000 shares which may be sold by our 39 other shareholders commencing on or about May 1, 2006.

Somebox has agreed to register 1,300,000 shares of the 10,100,000 shares currently outstanding for sale by security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	November 30, 2005		February 28, 2006
			(unaudited)
Current Assets	$ 3,859		$ 8,908

Current liabilities	$ 11,182		$16,555

Stockholders’ equity (deficit)	$ (4,776)		$ (5,282)
Income Statement Data:
	Year Ended November 30,		Three Months Ended February 28,
	2005	2004	2006	2005
			(unaudited)
Revenue	$51,196	$ 44,708	$30,760	$ 9,989
Operating expense	55,372	46,653	31,266	13,776
Net income (loss)	$ (4,176)	$ (1,945)	$ (506)	$ (3,787)
Weighted average number of shares outstanding	9,800,000	9,500,000	10,100,000	9,500,000
Basic and diluted income (loss) per common share	$ (0.01)	$ (0.01)	$(.01)	$ (.01)

Basic and diluted income per common share has been calculated based on the weighted average number of shares outstanding assuming that Somebox had converted from being an LLC to a C corporation as of the first date of the first period presented.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

our possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operations

We were incorporated in April 2003. Our revenue generating activities are in two areas:

•

Software consulting and Website development; and

•

Website hosting (providing space for, as well as placing, a customer's Web page or site on a commercial or frequently used Web server).

During each of the years ended November 30, 2005 and 2004, a substantial portion (83% in 2005 and 45% in 2004) of our revenue was derived from consulting. We are attempting to derive greater amounts and percentages of revenue from hosting activities because we believe that hosting, which is a recurring revenue stream, can generate the majority of our revenue going forward. We have obtained almost all of our clients and customers through referrals from software professionals who have worked with or known our president in the past. We also attend some tradeshows and will consider advertising if resources become available. We may pay referral fees in the future to encourage client referrals. The amount of each fee will be determined on a negotiated basis.

In most periods, a very small number of clients has comprised a substantial portion of our business. This trend is likely to continue for the indefinite future. For the twelve months ended November 30, 2005, one customer, Lighthouse for the Blind, represented approximately 62% of total revenues.  If this customer decreased or terminated its purchases from us, the impact would have a severely adverse effect on our operations and financial condition.  For the twelve months ended November 30, 2004, a different company, Minds Island, LLC, represented approximately 51% of total revenues and 10% of our total sales for twelve months ended November 30, 2005.  These customers do not have a contractual obligation to continue doing business with us. If we lost their business, there can be no assurances that we could replace the revenues from new sources of business.

Our revenues are likely to remain at the same general levels as long as and to the extent that a majority of our revenues are derived from consulting engagements. Mr. Seitz performs a substantial portion of the work associated with those engagements in his capacity as our president which limits his availability to seek other forms of revenue, such as hosting, which generate revenues that are not linked specifically to time devoted by Mr. Seitz. We will need a source of funds before Mr. Seitz can devote less time to consulting and more time to seeking hosting engagements. Accordingly, , we will need referrals of hosting engagements from business associates of Mr. Seitz in sufficient quantity to permit him to devote less of his time to consulting work. From a practical perspective, new hosting engagements generating an aggregate level of annual revenues of $50,000 will permit Mr. Seitz to devote more time to seeking engagements rather than performing consulting engagements himself. No other factor impacts our business more than this. We also have no way to estimate or project when or if the revenue mix of our operations will shift away from consulting and towards hosting.

At the current level of revenues, the impact of one customer or one unusual expense can distort comparisons between periods. The likelihood of distortion caused by one or a small number of events makes it impractical to infer future results based on past activity.

Our expenses consist principally of the costs to maintain our servers, general office expenses and salary. In 2005 we incurred bad debts of $1,215 principally relating to revenue sources other than consulting. We did not incur any bad debts for the 3 month period ended February 28, 2006.  We are working with an outside advisor on limiting bad debts. In addition, we have incurred de minimis amounts of bad debts from consulting clients, and our business has been doing increasing amounts of consulting work. A summary of principal expenses is:

	2005	2004
Salary	$ 24,048	$ 12,942
Server costs	13,034	14,504
Travel and meeting	5,073	3,619
Office costs	4,489	10,990
Bad debts	1,215	-
Depreciation	980	1,211
Consulting/professional	1,852	2,275
Other	4,681	1,112
Total	$ 55,372	$ 46,653

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below.

We believe that the perception that many people have of a public company make it more likely that they will accept securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

Issuing shares of our common stock to independent contractors who work on our engagements instead of paying cash to those independent contractors would enable us to perform more and larger engagements and use the cash obtained from those engagements to operate and expand our business.  Having shares of our common stock may also give independent contractors a greater feeling of identity with us which may result in more referred engagements.  Conversely, such issuances of our shares would necessarily dilute the percentage of ownership interest of our existing stockholders.

If we are unable to obtain financing, we shall seek engagements through approaching the business contacts of our founder directly rather than through other marketing strategies. By doing so, we will not incur significant cash requirements.

Three Months Ended February 28, 2006 and 2005

Revenue amounted to $30,760 in 2006 compared to $9,589 in 2005. Consulting revenue amounted to $29,330 in 2006. The consulting projects are performed principally by our president to unaffiliated third parties. Typically, each project is short-term, less than one month, in nature and billed upon completion. These engagements are nonrecurring and obtaining further work from the consulting clients is not assured.

Expenses consist of the following:

	2006	2005
Salary	$5,944	$6,060
Server costs	1,645	1,645
Travel and meeting	632	327
Office costs	2,216	2,157
Depreciation	181	-
Consulting/professional	20,027	947
Other	621	2,640
Total	$ 31,266	$ 13,776

The principal differences relate to consulting and professional fees which increased in 2006 because of accounting fees and fees paid to independent third parties who assisted in our consulting projects.

The increase in accounts payable from $977 at November 30, 2005 to $7,188 at February 28, 2006 relates almost exclusively to an unpaid bill of $6,000 due to our auditors.

Liquidity

Given our limited staff and level of operations there are no specific trends that define or affect our business or liquidity. Over the past year, we have generated substantially greater revenue from consulting services provided by our president to unaffiliated clients than we have earned from hosting. That trend is likely to continue in 2006.

Somebox will pay all costs relating to this offering estimated at approximately $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Somebox until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the effective date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Somebox has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between Somebox, our president and our counsel (filed as Exhibit 10.2a) is binding upon all parties.

Somebox does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business plan. Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants and independent contractors wherever possible.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. If necessary, o ur president has agreed to defer compensation otherwise payable to him by us so as to permit us to remain viable and further agreed to loan us amounts necessary to meet our expenses if sufficient revenues are not generated therefor .. If and when loaned, the loan will be evidenced by a noninterest-bearing, unsecured corporate note to be treated as a loan until repaid, if and when we have the financial resources to do so. The financial resources of Mr. Seitz make it impractical to assume that loans from him will exceed $65,000. No salary has been deferred as of February 28, 2006. A copy of this agreement has been filed as Exhibit 10.3a to our registration statement of which this prospectus is a part.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use noncash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts.  Issuing shares of our common stock to such persons instead of paying cash to them would enable us to perform (more and larger engagements) and use the case obtained from those engagements to operate and expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

In May 2005, Somebox sold 600,000 shares of its common stock to 39 people for $600.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders and their families may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of assistance to us.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended November 30, 2007, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

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of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

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of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

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that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company on December 15, 2005. The Company has not yet assessed the impact on future operations of adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Revenue recognition: We recognize revenue on consulting engagements when work has been performed and completed. We recognize revenue for hosting websites at the end of each month over the term of the hosting period.

Accounts receivable and bad debts - We are exposed to losses caused by uncollectible accounts receivable. Provisions for these items represent our estimate of actual losses based on our historical experience and are made at the time the related revenue is recognized or facts become known. The provision for doubtful accounts is recorded as a charge to operating expense.

Accounting for income taxes – We were a limited liability company, until April 12, 2005 during which time Somebox was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

We will account for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  We will then assess the likelihood that our deferred tax assets will be recovered from future taxable income.  Actual results could differ from this assessment if sufficient taxable income is not generated in future periods.  To the extent we determine the need to establish a valuation allowance or increase such allowance in a period, we must include an expense within the tax provision in the accompanying statement of operations.  The management of the corporation will periodically estimate the probable tax obligations of the corporation using historical experience in tax jurisdictions and informed judgments.  There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business.  The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to or further interpretations of regulations.  If such changes take place, there is a risk that the tax rate may increase or decrease in any period.

Seasonality

To date, we have not noted seasonality as a major impact on our business.

BUSINESS

Somebox, Inc. was incorporated as a limited liability company on April 28, 2003 in the state of Delaware. It converted into a C corporation in the state of Delaware on April 12, 2005.

Somebox provides software consulting and Web hosting packages and development services that combine customized design, open source software and sophisticated Web-based management tools. We offer a broad range of products and services, including shared and dedicated hosting services, e-commerce, application hosting, Web site development, marketing and optimization tools. Our goal is to emphasize services like web hosting that are not directly linked solely to services provided directly by our president. However, a substantial portion of the engagements completed by us involve consulting services performed by our president.

Our basic approach is to provide quality service at the lowest possible cost. To do this we keep our fixed costs to a minimum by:

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Using open source software,

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Using outside software professionals, principally located outside the United States,

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Using servers owned and operated by others, and

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Soliciting business through parties already known to our president.

We use two servers leased on a month-to-month basis from a company whose primary business is leasing servers and which is not affiliated with us in any way. That company has backup systems and has not had any outages during our period of usage. If problems were to arise or prices increase, we would seek other providers of servers.   There are no written agreements regarding this matter.

We collect website fees through Pay Pal which charges customer credit cards and then credits our bank account which minimizes our collection costs and risks.

Hosting and Development Services

Somebox provides intelligent web hosting packages and development services that combine customized design, open source software and sophisticated web-based management tools. Open source software are programs whose licenses give users the freedom to run the program for any purpose, to study and modify the program, and to redistribute copies of either the original or modified program (without having to pay royalties to previous developers). Use of open source software enables Somebox to keep cost low and use a wide range of independent software developers and engineers. However, Somebox can host a website that has been developed with Microsoft or other proprietary software that was developed by others.

Currently, we host approximately 30 websites.

Our approach to business web hosting

While many hosting companies offer a confusing array of options, over-loaded control panels, and bland automated functionality, Somebox offers simplified solutions that are custom designed to meet specific business needs. We'll work with our customer to decide what works best to meet their objectives, and put together a suite of tools to let them manage their site and their customers.

Substantially all of our customers are and will remain small businesses and not-for-profit organizations with very limited in-house technical or computer skills. Somebox provides design and development services for custom web applications:

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commerce,

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online support,

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customer management,

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software and media distribution,

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sales force management, auctions,

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fulfillment,

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publishing, or

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film production.

We are constantly developing and testing new solutions for collaboration and communication on the Internet to meet our number one goal -- usability and value for our customers. We work with the latest open-source software -- our servers are configured and managed by a professional team to support popular packages such as OsCommerce, PhpCollab, as well as web logs known as “blogs” and content management programs.

To facilitate our efforts, we use templates as often as possible and modify those templates to meet specific client needs.

Somebox Solutions

We work directly with clients to provide them with:

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An efficient combination of open-source packages and custom web development products.

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Software design and project management,

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An administration site designed for customers’ specific needs which allows them to manage their site through a simple web interface, and

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Email, newsletter and sales solutions

Somebox Services

Our services include:

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A Custom-engineered cluster of dedicated Linux servers and proven software:

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A well-balanced web hosting environment using powerful Linux servers at hosting companies in different locations, currently in Florida and Texas.

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Hosting capability for Apache, MySQL, PHP, Mason (the architecture currently used by Amazon.com), mod_perl, QMail and custom environments

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Hosting of popular open source solutions such as Os Commerce, phpCollab, and phpBB (used for discussion groups),

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Sophisticated web statistics and reporting from Urchin, which enables customers to understand the extent and nature of visits to their sites, and

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Online backups and database snapshots every four hours, with a one-week history,

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Customer support and consulting

Software Development, Design and Consulting

We can also provide web hosting customer s as well as others with:

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Custom application development using open source, version control and testing,

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Project management and software production services,

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Customization of open source software packages,

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Consulting services for commerce, merchant accounts, search engine placement, advertising methods, domain registration, and secure certificates,

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Customer support and tracking systems,

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Graphic, illustration and print services through our design partners,

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A network of programmers and designers.

In effect, this area essentially involves consulting. Currently, Mr. Seitz , our president, performs most of the consulting work himself. Our initial goal was to market web hosting services, and our goal is to generate a significant portion of our revenues from web hosting.  However, consulting services have become the largest revenue producing service making up 83% of our revenue in 2005 and 45% of our revenue in 2004. These services principally consisted of advice, setting up and managing a web store not housed by us, providing maintenance for websites not housed by us and working with a client on the content management of its website.

We also help our clients understand how to do business on the Internet by using Pay Pal to collect amounts due from customers and opening merchant accounts with banks.

Competition

We believe that the primary competitive factors in the technical segment of our business are reliability, technical support and price. Competitors in this area include large and small consulting and professional firms, computer companies and other web site hosting firms.

Our revenues are likely to remain at the same general levels as long as and to the extent that a majority of our revenues are derived from consulting engagements. Mr. Seitz (our president) performs a substantial portion of the work associated with those engagements which limits his availability to seek other forms of revenue, such as hosting, which generate revenues that are not linked specifically to time devoted by Mr. Seitz. We will need a source of funds before Mr. Seitz can devote less time to consulting and more time to seeking hosting engagements. Accordingly, we will need referrals of hosting engagements from business associates of Mr. Seitz in sufficient quantity to permit him to devote less of his time to consulting work. From a practical perspective, new hosting engagements generating an aggregate level of annual revenues of $50,000 will permit Mr. Seitz to devote more time to seeking engagements rather than performing consulting engagements himself. No other factor impacts our business more than this. We also have no way to estimate or project when or if the revenue mix of our operations will shift away from consulting and towards hosting.

The hosting market is highly fragmented with a large number of competitors. Current and potential competitors in the market include Web hosting service providers, applications hosting providers, Internet service providers, telecommunications companies, large information technology firms that provide a wide array of information technology services, computer hardware suppliers and Internet-centric companies.

Most of our competitors have substantially more resources, significantly greater number of employees and greater name recognition than do we. We cannot provide any assurances that our approach to customer service will be successful given the disparity in resources in comparison to our competitors.

Intellectual Property

We have no patents or trademarks. We use open source software and customize it to meet the needs of our clients. We rely on the know how of our president and consultants to make maximum use of the available technology. We use unaffiliated consultants resident in Bosnia to customize open source software, which principally involves coding, to meet our needs and those of our clients. These consultants provide us with a cost effective means of providing quality and timely services to clients. All communications between us and the Bosnian consultants are conducted on the Internet and by email.

Government Regulation

We are not currently subject to direct federal, state or local government regulation (other than regulations that generally apply to “public” businesses that will affect us upon the effectiveness of our registration statement of which this prospectus is a part). This could change in the future if new laws impacting the Internet are enacted.

Employees

At May 2 3 , 2006, we had one employee, Jeremy Seitz, our president, who is serving in a fulltime capacity. While primarily a Linux and Perl programmer, Mr. Seitz is also experienced in PHP, Flash, Visual Basic, Java, Director, C, Bash and SQL. He writes code with version control and documentation.  He has worked with a variety of open source and commercial database platforms, designed networks and deployed enterprise servers and support systems, and has built e-commerce middleware. We depend heavily on Mr. Seitz’s contact base to get client and customer referrals. As part of our business we make extensive use of consultants and independent contractors, a process that is made easier by our use of open source software.

There are no written contracts.

Property

We currently operate out of office space located at 54 Ludlow Street, 4th Floor, New York, NY 10002 provided to us by our president at no cost which serves as our principal address. Mr. Seitz has leased this space prior to our formation and incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Jeremy Seitz	33	President, CEO, CFO, principal accounting officer and chairman
Valentina Nakic	37	Secretary, Treasurer and Director

Jeremy Seitz – Founded us in April 2003. Mr. Seitz was a network support engineer and programmer at the University of Pittsburgh from 1993 to 1997.  In 1997, he co-founded StudioVR, a private company that launched a variety of online projects and ceased operations in 2002. There was no petition in bankruptcy (filed by or against this business) prior or subsequent to it ceasing operations. The business was severely impacted by the problems experienced by Internet startups, which made up its customer base, in the period 2000-2002.

Valentina Nakic – became a Secretary, Treasurer and a Director in April 2005. Ms. Nakic, who is the wife of Mr. Seitz, was an administrative assistant at Credit Suisse Asset Management from November 1999 until October 2002. From November 2002 through the present time, she has been the office manager for ABS Investment Management, LLC. She is a graduate of Commercial College of Lucerne, Switzerland.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes full time to us. Accordingly, certain conflicts of interest may arise (regarding time allocation) between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise (regarding time allocation) that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.  Currently we have only one officer and one additional director and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed to.  If a conflict of interest does occur, we do not have any formal agreements or understandings to resolve it.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Somebox board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by Somebox for any expenses incurred in attending directors' meetings provided that Somebox has the resources to pay these fees.  Somebox will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the April 15, 2005 board of directors approval and subsequent stockholder approval, Somebox adopted our 2005  Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of May 23 , 2006.

As previously indicated, the board of directors, on April 15, 2005, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Somebox and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to Somebox are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Summary Description of the Somebox, Inc. 2005 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, Somebox and our subsidiaries, if any, with additional incentives by increasing their ownership interest in Somebox.  Directors, officers and other employees of Somebox and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

 No executive officer or director has received any compensation during the years ended November 30, 2005 and 2004 other than as indicated in the chart below. We currently have no formal written salary arrangement with our president but do have a written agreement  in which our president has agreed to defer compensation otherwise payable to him by us so as to permit us to remain viable and further agrees to loan us amounts necessary to meet our expenses if sufficient revenues are not generated therefore. If and when loaned, the loan will be evidenced by a noninterest-bearing, unsecured corporate note to be treated as a loan until repaid, if and when we have the financial resources to do so. The financial resources of Mr. Seitz make it impractical to assume that loans from him will exceed $65,000. A copy of this agreement has been filed as Exhibit 10.3a to our registration statement of which this prospectus is a part.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Nov 30	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Jeremy Seitz	2005	$24,048	-		$-	-	-	-
President	2004	$12,942	-		$-	-	-	-

PRINCIPAL SHAREHOLDERS

As of May 23 , 2006, we had 10,100,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of May 23 , 2006; of all directors and executive officers of Somebox; and of our directors and officers as a group.

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned [2]	Percent of Class
Jeremy Seitz	9,500,000	94.1
Valentina Nakic	10,000	0.0

Officers and Directors as a group ( 2 members)	9,510,000	94.2

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently operate out of office space located at 54 Ludlow Street, 4th Floor, New York, NY 10002 provided to us by our president at no cost which serves as our principal address. There is no written lease agreement.

________________________

1

The address for each person is 54 Ludlow Street, 4th Floor, New York, NY 10002.

2

Unless otherwise indicated, Somebox believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

The sole promoter of Somebox is our president, Jeremy Seitz.

Somebox has entered into certain agreements regarding: (i) its president deferring compensation in the future, if necessary  (Exhibit 10.3a); and (ii) its president lending funds to it , if necessary , to settle the costs of the registration statement of which this prospectus is a part (Exhibit 10.2a).  Summaries of Exhibits 10.2a and 10.3a may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this Prospectus.  Both of the aforesaid Exhibits are filed as part of our registration statement of which this prospectus is a part.

In April 2005, Somebox issued 9,500,000 shares of its common stock to its president in exchange for all of the outstanding Membership Units of Somebox LLC in effect converting Somebox from a limited liability company to a C corporation. In addition, 10,000 shares of our common stock were sold to Valentina Nakic, our secretary/treasurer, in May 2005 for $10.

At February 28 , 200 6 , we owe $ 9,367 to our president , entirely represent ing amounts paid by our president on our behalf . This amount is noninterest-bearing, has no specified maturity date and is not evidenced by any loan agreement or note.

DESCRIPTION OF CAPITAL STOCK

Introduction

Somebox was established on April 28, 2003 as a limited liability company and became a C corporation on April 12, 2005 in a transaction in which the newly-formed corporation exchanged 9,500,000 shares of common stock for all of the outstanding membership units of Somebox. LLC. Somebox is authorized to issue 25,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Somebox’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

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the number of shares and the designation of the series;

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whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

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whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

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whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

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whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 25,000,000 shares of common stock.  There are 10,100,000 shares of our common stock issued and outstanding at May 23, 2006 which shares are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

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are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

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do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

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are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of Somebox, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if:

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the transaction is approved by the board of directors before the time the interested stockholder attained that status;

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upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

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at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

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listed on a national securities exchange,

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included in the national market system by the National Association of Securities Dealers, or

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held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

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the articles of incorporation, and all amendments thereto,

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bylaws and all amendments thereto; and

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a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

 The transfer agent for our common stock is Action Stock Transfer Corp. 7069 S. Highland Dr., Suite 300 , Salt Lake City, UT 84121 .. Its telephone number is (801) 274-1088 ..

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PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

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on any market that might develop;

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in transactions other than market transactions;

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by pledge to secure debts or other obligations;

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1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

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in a combination of any of the above.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

Affiliates and/or promoters of Somebox who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Somebox to a broker-dealer as principal and the broker-dealer is acting as underwriter, Somebox will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

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the basis on which the broker or dealer made the suitability determination, and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Somebox shares of common stock.

We intend to apply for listing in Mergent, Inc. which, once published, will provide Somebox with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock.

EXPERTS

The financial statements of Somebox, Inc. as of November 30, 2005 and the years ended November 30, 2005 and 2004, included in this prospectus have been audited by  independent registered public accountants and have been so included in reliance upon the report of MantylaMcReynolds, LLC    given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, Somebox became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Somebox, Inc.

54 Ludlow Street, 4th Floor

New York, NY 10002

646-244-4021

41

SOMEBOX, INC.

FINANCIAL STATEMENTS  INDEX

Report of Independent Registered Public Accounting Firm

Balance Sheet

Statements of Operations

Statement of Stockholders’ Deficit

Statements of Cash Flows

Notes to the Financial Statements

Unaudited Interim Financial Statements

F-1 F-2 F-3 F-4 F-5 F-6 F-12

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Somebox, Inc.

New York, NY

We have audited the accompanying balance sheet of Somebox, Inc., as of November 30, 2005 and the related statements of operations, stockholders’ deficit and cash flows for the years ended November 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Somebox, Inc., as of November 30, 2005 and the results of its operations and its cash flows for the years ended November 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Somebox, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative working capital and a stockholders' deficit of $4,776 which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MantylaMcReynolds, LLC

January 31, 2006

Salt Lake City, Utah

SOMEBOX, INC.

Balance Sheet

November 30, 2005

Assets

Current Assets

Cash	$ 2,528
Accounts Receivable (Less allowance for doubtful accounts of $1,215)	1,331

Total Current Assets	3,859

Property

Equipment	4,624
Accumulated Depreciation	(2,077)

Total Property	2,547

Total Assets	$ 6,406

Liabilities And Stockholders’ Deficit

Current Liabilities

Accounts Payable	$ 977
Due to President	8,375
Salary Payable	1,555
Unearned Revenue	275

Total Current Liabilities	11,182

Stockholders' Deficit

Preferred stock at $0.0001 par value: 1,000,000 shares authorized, none outstanding	-

Common stock at $0.0001 par value; authorized 25,000,000 shares; 10,100,000 shares issued and outstanding	1,010

Additional Paid-in Capital	(5,217)

Deficit	(569)

Stockholders' Deficit	(4,776)

Total Liabilities And Stockholders' Deficit	$ 6,406

See notes to financial statements.

SOMEBOX, INC.

Statements of Operations

For the years ended November 30, 2005 and 2004

	2005	2004

Revenue

Consulting	$ 42,087	$ 21,140

Hosting & Other	9,109	23,568

Total Revenue	51,196	44,708

Costs & Expenses
Salary	24,048	12,942
Server costs	13,034	14,504
Travel and meeting	5,073	3,619
Office costs	4,489	10,990
Bad debts	1,215	-
Depreciation	980	1,211
Consulting/professional	1,852	2,275
Other	4,681	1,112
Total	55,372	46,653

Net Loss	$ (4,176)	$ (1,945)

Basic & Diluted Loss Per Share	$ (0.01)	$ (0.01)

Weighted average number of common shares outstanding	9,800,000	9,500,000

See notes to financial statements.

SOMEBOX INC.

Statement of Stockholders’ Deficit

	Membership Units	Common Shares	Amount	Additional Paid-in Capital	Deficit	Total

Balance, December 1, 2003	93	-	$ -	$ 93	$ 652	$ 745

Net income Loss – 2004	-	-	-	-	(1,945)	(1,945)

Balance November 30, 2004	93	-	-	93	(1,293)	(1,200)

Common stock issued in exchange for membership units on April 12, 2005	(93)	9,500,000	950	(950)	-	-

Reclassify undistributed losses as of April 12, 2005, the date of conversion from LLC to C corporation	-	-	-	(4,900)	4,900	-

Sale of 600,000 shares	-	600,000	60	540	-	600

Net loss – 2005	-	-	-	-	(4,176)	(4, 176)

Balance, November 30, 2005	-	10,100,000	$ 1,010	$ (5,217)	$ (569)	$ (4,776)

See Notes to Financial Statements.

SOMEBOX, INC.

Statements of Cash Flows

 For the years ended November 30, 2005 and 2004

	2005	2004

Cash Flows From Operating Activities

Net Income (Loss)	$ (4,176)	$ (1,945)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation Expense	980	1,211
Decrease in accounts receivable	2,556	8,305
Increase in accounts payable and accrued
expenses	458	592
Net Cash provided from (used in) Operating Activities	(182)	8,163

Cash Flows From Investing Activities

Proceeds from Sale of Equipment	700
Purchase of equipment	(959)	(1,178)
Net Cash Used In Investing Activities	(259)	(1,178)

Cash Flows From Financing Activities

Loans from President	2,301	(7,061)
Proceeds from Sale of Common Shares	600	-
Net Cash provided from (used in) Financing Activities	2,901	(7,061)

Increase (Decrease) in Cash	2,460	(76)
Cash at beginning of year	68	144
Cash at end of year	$ 2,528	$ 68

Supplemental Schedule of Cash Flow Activities

Cash Paid For:
Interest	$ -	$ -
Income Taxes	$ -	$ -

See notes to financial statements.

SOMEBOX, INC.

Notes to the Financial Statements

November 30, 2005

NOTE 1 -

ORGANIZATION

Somebox, Inc. (the “Company”) was organized as a limited liability company on April 28, 2003 in the state of Delaware. It converted into a C corporation in the state of Delaware on April 12, 2005. The Company provides software consulting and Website hosting packages and development services that combine customized design, open source software and sophisticated Web-based management tools.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on November 30.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Basic and Diluted Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share has been calculated by dividing the net income (loss) for the year by the basic and diluted weighted average number of shares outstanding assuming that the capital structure in place upon the adoption of the Company’s current articles of incorporation had occurred as of the beginning of the first period presented.

e.   Revenue Recognition

The Company is engaged in two basic types of revenue activities, consulting and web hosting. The Company recognizes revenue in conformity with the guidelines established in Topic 13:A:1 of SAB 104. Revenue on consulting engagements is recognized when work has been performed and completed. The Company recognizes revenue for hosting websites at the end of each month over the term of the hosting period.

f.   Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending November 30, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company beginning the first interim period after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

g. Equipment

The Company’s equipment consists principally of computers and peripherals and is being depreciated on the straight-line basis over four years.

h. Accounts Receivable

The Company records an account receivable for revenue earned but net yet collected.  If the Company determines any account to be uncollectible based on significant delinquency or other factors, it is immediately written off.  An allowance for bad debt has been provided based on estimated losses.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit of $7,323 and a stockholder deficit of $4,776 at November 30, 2005. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is actively and continuously seeking consulting and Web hosting engagements in order to increase its revenue and cash flow. It will concentrate on consulting engagements in the near term because those engagements generate revenues more quickly. No assurances can be given as to the likelihood that revenues and cash flow will increase to a level needed to support operations and satisfy obligations on a timely basis.

The Company’s President has agreed to defer compensation otherwise payable to him by it so as to permit it to remain viable and further agreed to loan the Company amounts necessary to meet its expenses if sufficient revenues are not generated therefore. If and when loaned, the loan will be evidenced by a noninterest-bearing, unsecured corporate note to be treated as a loan until repaid, if and when the Company has the financial resources to do so. The financial resources of the Company’s President make it impractical to assume that loans from him will exceed $65,000.

NOTE 4 - SHAREHOLDERS’ EQUITY

The Company was established on April 28, 2003 as a limited liability company and became a C corporation on April 12, 2005 in a transaction in which the newly-formed corporation exchanged 9,500,000 shares of common stock for all of the outstanding membership units of Somebox, LLC. All membership units were held by and all shares of common stock were issued to the Company’s president. No cash consideration was paid.  As of the date of the exchange, April 12, 2005, Somebox, LLC was in a negative capital position, and as such, no value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value of $950 and paid in capital was recorded as a negative amount, ($950).  In other words, no net value was assigned to these shares. The Company applied Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission, by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of April 12, 2005. Thereafter, in May 2005, the Company issued an additional 600,000 shares to 39 persons at $.001 per share in cash, which totaled $600.

Preferred Stock

The board of directors may determine, without further vote or action by stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund;

•

and the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

The Company has no shares of preferred stock issued or outstanding.

Common Stock

The holders of the Company’s common stock:

•

Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Stock Option Plan

Pursuant to an April 15, 2005 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options are outstanding or have been issued under the Plan as of November 30, 2005.

NOTE 5 – RELATED PARTY TRANSACTIONS

The amount due of $8,375 at November 30, 2005 is due to the Company’s President, who is also a Director of the Company. The loan, which entirely represents amounts paid by the President on behalf of the Company, is noninterest-bearing and has no specified maturity date.

The Company currently operates out of office space provided to it by its President at no cost which serves as its principal address. The Company’s President has been leasing this space since before our formation and incurs no incremental costs as a result of our using the space. Therefore, he does not charge the Company for its use. There is no written lease agreement.

In April 2005, the Company issued 9,500,000 shares of its common stock to its President in exchange for all of the outstanding Membership Units of Somebox LLC in effect converting the Company from a limited liability company to a C corporation. In addition, 10,000 shares of the Company’s common stock were sold to its secretary/treasurer in May 2005 for $10.

NOTE 6 – INCOME TAXES

The Company was a limited liability company, until April 12, 2005 during which time the Company was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue Code, members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

Since April 12, 2005, the Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  At November 30, 2005, the Company had net operating loss carryforwards of less than $2,000 that may be offset against future Federal taxable income through 2025. No tax benefit has been reported with respect to these net operating loss carryforwards in the accompanying financial statements because the Company believes that realization is not likely. Accordingly, the potential tax benefits of the net loss carryforwards are fully offset by a valuation allowance.

All differences between operating results for financial reporting purposes and operating results for income tax purposes are de minimis.

NOTE 7 – SIGNIFICANT CONCENTRATIONS

For the twelve months ended November 30, 2005, one customer represented approximately 62% of total revenues.  If this customer decreased or terminated its purchases from the Company, the impact may have adverse effects on the Company’s operations and financial condition.  For the twelve months ended November 30, 2005 and 2004, a different company represented approximately 10% and 51%,  respectively, of total revenues.

SOMEBOX, INC.

Balance Sheet

February 28, 2006

(unaudited)

Assets

Current Assets

Cash	$ 4,282
Accounts Receivable	4,626

Total Current Assets	8,908

Property

Equipment	4,624
Accumulated Depreciation	2,259

Total Property	2,366

Total Assets	$ 11,273

Liabilities And Stockholders’ Deficit

Current Liabilities

Accounts Payable	$7,188

Due to President	9,367

Total Current Liabilities	16,555

Stockholders' Deficit

Preferred stock at $0.0001 par value: 1,000,000 shares authorized, none outstanding	-
Common stock at $0.0001 par value; authorized 25,000,000 shares; 10,100,000 shares issued and outstanding	1,010
Additional Paid-in Capital	(5,217)
Deficit	(1,075)
Stockholders' Deficit	(5,282)

Total Liabilities And Stockholders' Deficit	$ 11,273

See notes to financial statements.

SOMEBOX, INC.

Statements of Operations

For the three months ended February 28, 2006 and 2005

(unaudited)

	2006	2005

Revenue

Consulting	$ 29,330	$ 7,718

Hosting & Other	1,430	2,271

Total Revenue	30,760	9,989

Selling, General & Administrative	31,266	13,776

Income (Loss) Before Income Taxes	(506)	(3,787)
Provision for Income Taxes	-	-
Net Income (Loss)	$ (506)	$ (3,787)
Basic & Diluted Income (Loss) Per Share	$(0.01)	$ (0.01)

Weighted average number of common shares outstanding	10,100,000	9,500,000

See notes to financial statements.

SOMEBOX, INC.

Statements of Cash Flows

 For the three months ended February 28, 2006 and 2005

(unaudited)

	2006	2005

Cash Flows From Operating Activities

Net Income (Loss)	$(506)	$ (3,787)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation Expense	181	-
Net change in net operating assets	1,087	3,724
Net Cash provided from (used in) Operating Activities	762	(63)

Cash Flows From Investing Activities

Proceeds from Sale of Equipment
Purchase of equipment
Net Cash Used In Investing Activities

Cash Flows From Financing Activities

Loans from President	992	-

Increase (Decrease) in Cash	1,754	(63)
Cash at beginning of year	2,528	68
Cash at end of year	$ 4,282	$ 5

Supplemental Schedule of Cash Flow Activities

Cash Paid For:
Interest	$ -	$ -
Income Taxes	$ -	$ -

See notes to financial statements.

SOMEBOX, INC.

Notes to the Financial Statements

(unaudited)

NOTE 1 -  BASIS OF PRESENTATION

The accompanying interim financial statements for the three-month periods ended February 28, 2006 and 2005 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2006 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,300,000 Shares

Somebox, Inc.

Common Stock

PROSPECTUS

__ , 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY

2

HIGH RISK FACTORS

3

USE OF PROCEEDS

15

SELLING STOCKHOLDERS

15

DETERMINATION OF OFFERING PRICE

17

DIVIDEND POLICY

17

MARKET FOR SECURITIES

17

SUMMARY FINANCIAL DATA

18

NOTE REGARDING FORWARD-LOOKING STATEMENTS

19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

19

BUSINESS

25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

29

PRINCIPAL SHAREHOLDERS

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

33

DESCRIPTION OF CAPITAL STOCK

34

PLAN OF DISTRIBUTION

37

LEGAL MATTERS

40

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article “NINTH” of Sombox’s Certificate of Incorporation provides for indemnification of Somebox’s officers and directors as follows:

“The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

In addition, Delaware Corporation Law Section 145 entitled Indemnification of Officers,  Directors, Employees and Agents; insurance contains numerous provisions regarding indemnification for those persons indicated in its section heading.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, Strong has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of Strong in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Strong will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ 1.53
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,398.47
Total	$ 65,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

 From April 12, 2005, through May 1, 2005, 10,100,000 shares of common stock were issued to 40 individuals including two minor children whose shares (5,000 shares each) were purchased by their father and given to them ..  Nine Million Five Hundred Thousand (9,500,000) shares were issued (on April 12, 2005) to the Company’s President.  These 9,500,000 shares were issued at $.0001 per share in exchange for all outstanding membership units of Somebox, LLC, in effect converting the Company from a limited liability company to a C corporation.  An additional 600,000 shares were issued to 39 additional shareholders (including the above-referenced two minor children) at $.001 per share for $600 in cash.   With the exception of such minor children stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these shareholders (exclusive of the two minor children) who was not an accredited investor either alone or with his purchaser representative(s), if any, represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, each of whom, (exclusive of the two minor children) or their respective representative, indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and Somebox has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Somebox.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended .

ITEM 27.

EXHIBITS.

**	3.1A	Certificate of Conversion
**	3.1B	Articles of Incorporation
**	3.2	By-Laws
**	5.1	Opinion of Gary B. Wolff, P.C.
**	10.1	2005 Non-Statutory Stock Option Plan
**	10.2	Agreement between Somebox, its president and its counsel
**	10.3	Agreement between Somebox and its president regarding potential deferred compensation
***	10.2a	Agreement between Somebox its president and its counsel
***	10.3a	Agreement between Somebox and its president regarding potential deferred compensation
***	10.4	Form of Investment Letter
**	23.1	Consent of MantylaMcReynolds, LLC
***	23.1a	Consent of MantylaMcReynolds, LLC
****	23.1b	Consent of MantylaMcReynolds, LLC
**	23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
***	23.2a	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
****	23.2b	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*Filed with initial filing.

** Filed with Pre-Effective Amendment One.

***Filed with Pre-Effective amendment Two

****Filed with Pre-Effective Amendment Three

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28.

UNDERTAKINGS.

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date.  If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY on the 30th day of May, 2006.

Somebox, Inc.

/s/ Jeremy Seitz

By: Jeremy Seitz, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Jeremy Seitz		May 30, 2006

By: Jeremy Seitz Chief Executive Officer	President, CEO, CFO, Principal Accounting Officer and Chairman

/s/ Valentina Nakic		May 30, 2006

By: Valentina Nakic	Secretary, Treasurer and Director